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                                                                      EXHIBIT 99

                         INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders of FirstFederal Financial Services Corp.
Wooster, Ohio

         We have audited the consolidated statements of financial condition of FirstFederal Financial Services Corp and Subsidiary (the "Corporation") as of December 31, 1995 and 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepting auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. we believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FirstFederal Financial Services Corp and Subsidiary at December 31, 1995 in conformity with generally accented accounting principles.

         As discussed in Note 1 to the Consolidated Financial Statements in 1994, the Corporation changed its method of accounting for certain investments in debt and equity securities to conform with Statement of Financial Accounting Standard No. 115.

/s/ Deloitte & Touche LLP

January 26, 1996
Columbus, Ohio